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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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TRANS WORLD ENTERTAINMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, June 8, 2005, at 10:00 A.M., EDT
Place	The Desmond 660 Albany Shaker Road Albany, New York 12211
Items of Business	(1) To elect two directors to serve three year terms and one director to serve a one year term and until their successors are chosen and qualified.
(2) To approve the 2005 Long Term Incentive and Share Award Plan.
(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date	Shareholders of record as of April 22, 2005 are eligible to vote.
Proxy Voting
A proxy and return envelope, requiring no postage if mailed in the United States, are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, your vote is important. Prompt return of the proxy will assure a quorum and save the Company expense.
By order of the Board of Directors,

John J. Sullivan, Secretary

May 11, 2005

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 8, 2005, and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 11, 2005.

VOTING SECURITIES

        The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock"). On April 22, 2005, the record date, 32,879,392 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting.

QUORUM AND TABULATION OF VOTES

        The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. Votes at the Annual Meeting will be tabulated by an inspector from Mellon Investor Services appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

        Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, however, brokers may vote these shares in their discretion, depending upon the type of proposal involved.

        Pursuant to the Company's By-Laws, directors of the Company will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        Under New York law, abstentions and broker non-votes will have no effect on the outcome of the election of Directors at the Annual Meeting. Brokers have discretionary authority to vote on the election of Directors. If a properly signed proxy form is returned to the Company by a shareholder of record and is not marked, it will be voted "FOR" the proposals set forth herein as Item 1 and 2. The enclosed proxy may be revoked by a shareholder at any time before it is voted by the submission of a written revocation to the Company, by the submission of a new proxy to the Company, or by attending and voting in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

        The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of April 22, 2005, the record date, are indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Robert J. Higgins	15,342,479	(1)	46.7%
38 Corporate Circle
Albany, New York 12203
Van Kampen Asset Management Company	3,451,962	(2)	10.5%
1585 Broadway
New York, New York 10036
Dimensional Fund Advisors	2,894,123	(3)	8.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

1)
Information is as of April 22, 2005, as provided by the holder. Includes 2,900,000 shares that may be acquired within 60 days of April 22, 2005, 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins, and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

2)
Based on Form 13G, filed February 16, 2005, by Morgan Stanley and Van Kampen Asset Management Inc.

3)
Based on Form 13G, filed February 9, 2005, by Dimensional Fund Advisors.

        Mr. Higgins, who beneficially owns 15,342,479 shares of Common Stock as of the record date (approximately 46.7% of all outstanding shares), has advised the Company that he presently intends to vote all of his shares for the election of the nominees for director named under "Item 1—ELECTION OF DIRECTORS" and for approval of "Item 2—APPROVAL OF THE LONG TERM INCENTIVE AND SHARE AWARD PLAN."

Item 1. ELECTION OF DIRECTORS

        The Board of Directors currently intends to present to the meeting the election of two Class II directors, each to hold office (subject to the Company's By-Laws) until the 2008 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified and one Class III director to hold office (subject to the Company's By-Laws) until the 2006 Annual Meeting of Shareholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the meeting.

        If any nominee listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the meeting or if no substitute is selected prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

Nominees for Election as Directors

        Martin E. Hanaka has served as Chairman Emeritus of the Board of The Sports Authority, Inc. since June 2004. Mr. Hanaka was the Chairman of the Board of the Sports Authority from November 1999 until June 2004 and was its Chief Executive Officer from September 1998 until August 2003. Mr. Hanaka joined the Sports Authority's Board of Directors in February 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc. an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., at the end as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a Director of Sports Authority and Brightstar Corporation, a wireless wholesale distributor.

        Isaac Kaufman, a Certified Public Accountant has been Chief Financial Officer and Senior Vice President of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman was Executive Vice President and Chief Financial Officer of Bio Science Contract Production Corporation, a contract manufacturer of biologics and pharmaceutical products, from February 1998 to September 1998. Mr. Kaufman was the Chief Financial Officer of VSI Group, Inc., a provider of contract staffing and management services, from November 1996 to February 1998. Mr. Kaufman serves as Director of Kindred Healthcare, Inc. (operates nursing centers and long-term acute care hospitals).

        Lori J. Schafer has served as Vice President of Marketmax, Retail Division of SAS, since October of 2003, when Marketmax was acquired by SAS. Prior to the SAS acquisition, Ms. Schafer served as Marketmax's Chairman, President and Chief Executive Officer. She has directed Marketmax operations since 1996. Prior to her move into retail consulting and software development, Ms. Schafer held positions of increasing and diverse responsibility at The Procter & Gamble Company, including assignments in brand management, sales and management information systems.

        Upon election, Ms. Schafer will be appointed a Class III Director with her term expiring in 2006.

Continuing Class III Directors (terms expiring in 2006)

        Michael B. Solow is the Managing Partner of the Chicago office of Kaye Scholer LLP, an international law firm based out of New York City, where he has practiced since January 2001 and is currently a member of the firm's Executive Committee and Co-Chairman of the Corporate Restructuring Practice Group. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm.

Mr. Solow is also a member of the Board of Directors for Christen Residential Trust, Inc. and has previously served on other corporate boards, including Camelot Music, Inc.

        Edmond Thomas has been Managing Partner for The Evans Thomas Company, LLC and AXIS Capital Fund I, LP since 2000. The Evans Thomas Company and AXIS Capital Fund provide advisory services for retail, catalog and consumer goods companies along with investing in emerging growth retail companies. Prior to joining The Evans Thomas Company, Mr. Thomas was the President and Chief Operating Officer of The Wet Seal, Inc., a publicly held leading junior apparel retailer. He has also served in various positions with several other retailers, including Domain, Inc., Foxmoor Specialty Stores and Child World, Inc. In addition, Mr. Thomas is a Certified Public Accountant.

Continuing Class I Directors (terms expiring in 2007)

        Robert J. Higgins, Chairman of the Board, founded the Company in 1972, and he has participated in its operations since 1973. Mr. Higgins has served as Chairman and Chief Executive Officer of the Company for more than the past five years. He is also the Company's principal shareholder. See "PRINCIPAL SHAREHOLDERS."

        Dr. Joseph G. Morone has been President of Bentley College since August 1997. Previously, Dr. Morone was the Dean of Rensselaer Polytechnic Institute's Lally School of Management and Technology from July 1993 to July 1997. Prior to his appointment as dean, Dr. Morone held the Andersen Consulting Professorship of Management and was Director of the School of Management's Center for Science and Technology Policy. Before joining the School of Management in 1988, Dr. Morone was a senior associate for the Keyworth Company, a consulting firm specializing in technology management and science policy. Dr. Morone also served in the White House office of science and technology policy and spent 7 years at General Electric Company's Corporate Research and Development. Dr. Morone serves on the Boards of Directors of Tufts New England Medical Center, The Massachusetts High Technology Council and Albany International Corp.

        Mark A. Cohen was the Chairman and Chief Executive Officer of Sears Canada Inc. from January 2001 to August 2004. Mr. Cohen joined Sears, Roebuck and Company as Senior Vice President, Merchandising in 1998. From December 1998 until August 1999 he served as Executive Vice President, Marketing before being promoted to Chief Marketing Officer and President, Softlines. Prior to joining Sears, Mr. Cohen was Chairman and CEO of Bradlees Department Stores from 1994 until 1998. Mr. Cohen has also held various positions at other retailers, including Federated Department Stores, Dayton Hudson Corporation, Gap Stores and Lord & Taylor.

        Mr. Dougan has advised the Company that he has elected to retire from the Board of Directors on June 8, 2005, the end of his current term.

Equity Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of Common Stock as of April 22, 2005, by each Director and named executive officer of the Company and all Directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

Name	Positions With the Company	Age	Year First Elected as Director/ Officer	Direct Ownership		Shares that may be acquired within 60 days of April 22, 2005	Total Shares Beneficially Owned	Percent of Class
Robert J. Higgins	Chairman of the Board, Chief Executive Officer & President	63	1973	12,442,479	(1)	2,900,000	15,342,479	46.7%
Mark A. Cohen	Director	56	2003	—		3,750	3,750	*
George W. Dougan	Director	65	1984	7,143	(2)	75,125	82,268	*
Martin E. Hanaka	Director	56	1998	9,698		32,437	42,135	*
Isaac Kaufman	Director	58	1991	30,283		49,625	79,908	*
Dr. Joseph G. Morone	Director	52	1997	7,286		10,625	17,911	*
Michael B. Solow	Director	46	1999	9,198		26,452	35,650	*
Edmond Thomas	Director	51	2003	—		3,750	3,750	*
Bruce J. Eisenberg	Executive Vice President—Real Estate	45	1995	20,137		401,250	421,387	1.3%
Fred L. Fox	Executive Vice President—Merchandising and Marketing	47	2002	—		90,000	90,000	*
John J. Sullivan	Executive Vice President, Chief Financial Officer and Secretary	52	1995	100,468		281,250	381,718	1.2%
All directors and officers as a group (11 persons)				12,626,692		3,874,264	16,500,956	50.2%

*
Less Than 1%

(1)
Includes 50,550 shares owned by the wife of Robert J. Higgins and 137,500 shares owned by a foundation controlled by Robert J. Higgins and excludes 767,761 shares owned by certain other family members of Robert J. Higgins who do not share his residence. Mr. Higgins disclaims beneficial ownership with respect to those shares owned by family members other than his wife.

(2)
Does not include 30,698 shares held in a trust. Mr. Dougan disclaims beneficial ownership with respect to shares owned by the trust.

Board of Directors Meetings and its Committees

        The Board of Directors held 5 meetings during the 2004 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.

        The Company has an Audit Committee of the Board of Directors whose members during the 2004 fiscal year were: Isaac Kaufman (Chairman), Dr. Joseph G. Morone, Michael B. Solow and Edmond Thomas. These Directors are, in the opinion of the Board of Directors, "independent" (as defined under the standards of the Nasdaq Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgement as members of the Audit Committee. The Board of Directors has determined that Isaac Kaufman and Edmond Thomas are both independent and qualified as Audit Committee financial experts as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission and applicable to this Proxy Statement. The Audit Committee held 6 meetings during the 2004 fiscal year. The Audit Committee's responsibilities consist of recommending the selection of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company's audit activities and activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Board of Directors has adopted a written charter for the Audit Committee.

        The Company has a Compensation Committee of the Board of Directors, consisting solely of independent Directors, whose members during the 2004 fiscal year were: Martin E. Hanaka (Chairman), Mark A. Cohen, George W. Dougan and Isaac Kaufman. The Compensation Committee held 2 meetings during the 2004 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The Board of Directors has adopted a written charter for the Compensation Committee.

        The Company has a Nominating and Corporate Governance Committee of the Board of Directors, consisting of independent Directors, whose members during the 2004 fiscal year were: Dr. Joseph G. Morone (Chairman), Mark A. Cohen, George W. Dougan, Martin E. Hanaka, Isaac Kaufman, Michael B. Solow and Edmond Thomas. The Nominating and Corporate Governance Committee held 2 meetings during the 2004 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee.

        The Committee will consider nominations submitted by Shareholders. To recommend a nominee, a Shareholder should write to the Company's Secretary. To be considered by the Committee for nomination and inclusion in the Company's Proxy Statement for its 2006 Annual Meeting of Shareholders, a Shareholder recommendation for a Director must be received by the Company's Secretary no later than January 15, 2006. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate's signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

        The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Committee did not receive any nominations from Shareholders for the 2005 Annual Meeting.

        During 2004, the Board created an ad hoc Concept Advisory Committee whose members during the 2004 fiscal year were: Mark A. Cohen, Martin E. Hanaka, and Edmond Thomas. The Concept Advisory Committee held 4 meetings during the 2004 fiscal year. The Concept Advisory Committee reviews and evaluates different store concepts for the Company within the entertainment industry.

        The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company's Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Dr. Joseph G. Morone
Chairman of the Nominating and
Corporate Governance Committee
c/o the Company's Secretary
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203.

Compensation of Directors

        Cash Compensation.    Each Director who is not a salaried employee of the Company receives a $25,000 retainer per annum plus a $2,000 attendance fee for each Board Meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for committee telephone conference meetings. A committee chairperson receives an additional $5,000 retainer per year and the Audit Committee chairperson receives a $15,000 annual retainer. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock, in lieu of cash and to make other discretionary grants of Common Stock to non-employee Directors from time to time.

        Directors Stock Option Plan.    Each outside Director is entitled to participate in the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Currently, Messrs. Cohen, Dougan, Hanaka, Kaufman, Morone, Solow and Thomas participate in the Directors Plan. A total of 750,000 shares of Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 376,645 shares of Common Stock have been granted and are outstanding. Stock options issuable under the Directors Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

        An initial grant of 15,000 Director Options is made to each new Director. In addition, on or about May 1 of each year, Directors receive grants of deferred shares of Common Stock ("Deferred Shares") under the Directors Plan representing $80,000 in market value of Common Stock as of the date of grant. However, the number of Deferred Shares granted may be no greater than 15,000. The Deferred Share grants vest on the third anniversary of the date of grant. Prior to March 15, 2005, each Director elected to either receive Common Stock upon vesting or defer the receipt of such Common Stock until such person is no longer a Director; provided that Deferred Shares will immediately vest and be distributed upon (1) the death or permanent disability of a Director or (2) certain events amounting to a sale or reorganization of the Company. The Board of Directors is authorized, in its discretion, to grant additional Director Options or Common Stock awards to Directors Plan participants. During fiscal 2004, annual grants to outside Directors of 62,080 Deferred Shares were made.

        Retirement Plan.    Prior to June 1, 2003 the Company provided the Board of Directors with a noncontributory, unfunded retirement plan that paid a retired Director an annual retirement benefit equal to 60% of the annual retainer at the time of retirement plus a 3% annual increase through the final payment. Payments began at age 62 or retirement, whichever was later, and continued for 10 years or the life of the Director and his or her spouse, whichever period is shorter. Partial vesting in the retirement plan began after six years of continuous service. Participants became fully vested after 12 years of continuous service on the Board.

        Effective June 1, 2003, new Directors were not covered by the retirement plan. Directors who were not yet vested in their retirement benefits had the present value of benefits already accrued converted to Deferred Shares under the Directors Plan. Directors that were fully or partially vested in their retirement benefits on June 1, 2003 were given a one time election to continue to participate in the retirement program or convert the present value of benefits already accrued to Deferred Shares under the Directors Plan as of June 1, 2003.

Related Party Transactions

        The Company leases its 168,000 square foot distribution center/office facility in Albany, New York from Robert J. Higgins, its Chairman, President, Chief Executive Officer and principal shareholder, under three capitalized leases that expire in the year 2015. The original distribution center/office facility was constructed in 1985. A 77,100 square foot distribution center expansion was completed in October 1989 on real property adjoining the existing facility. A 19,100 square foot expansion was completed in September 1998 adjoining the existing facility.

        Under the three capitalized leases, dated April 1, 1985, November 1, 1989 and September 1, 1998 (the "Leases"), the Company paid Mr. Higgins an annual rent of $1.8 million in fiscal 2004. On January 1, 2004, the aggregate rental payment increased in accordance with the biennial increase in the Consumer Price Index, pursuant to the provisions of each lease. The next such increase will be effective January 1, 2006, and occurs every two years thereafter. None of the leases contains any real property purchase option at the expiration of its term. Under the terms of the Leases, the Company pays all property taxes, insurance and other operating costs with respect to the premises. Mr. Higgins' obligation for principal and interest on his underlying indebtedness relating to the real property is approximately $1.1 million annually.

        The Company leases one of its retail stores from Mr. Higgins under a long-term lease, with an annual rental of $40,000. Under the terms of the lease, the Company pays property taxes, maintenance and a contingent rental if a specified sales level is achieved. Total additional charges during fiscal 2004 were $14,500.

        The Company regularly utilizes privately-chartered aircraft owned or partially owned by Mr. Higgins. Under an unwritten agreement with Quail Aero Services of Syracuse, Inc., a corporation in which Mr. Higgins owns 47.5%, the Company paid $1,000 for chartered aircraft services in fiscal 2004. The Company also charters an aircraft from Crystal Jet, a corporation wholly-owned by Mr. Higgins. During fiscal 2004, payments to Crystal Jet aggregated $10,000. The Company also charters an aircraft from Richmor Aviation, an unaffiliated corporation which leases an aircraft owned by Mr. Higgins. Payments to Richmor Aviation were $314,000 in 2004. The Company believes that the charter rates and terms are as favorable to the Company as those generally available to it from other commercial charters.

        The transactions that were entered into with an "interested Director" were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

        Mark Higgins, the son of Robert J. Higgins was employed with the Company as the Divisional Merchandise Manager—Video and Games. During 2004, Mark Higgins received $202,771 in cash compensation and was granted options to purchase 10,000 shares of Trans World stock. John Cave, the son-in-law of Robert J. Higgins was employed with the Company as an Operations Manager in the Albany Distribution Center. Mr. Cave received $60,186 in cash compensation and was granted options to purchase 2,000 shares of Trans World stock.

        Prior to July 30, 2002, the Company made loans aggregating $442,717 to John J. Sullivan, the Company's Executive Vice President and Chief Financial Officer, in connection with income taxes due on restricted stock. As of January 29, 2005 the loan was fully satisfied.

        Prior to July 30, 2002, the Company made a loan in the amount of $258,405 to Bruce J. Eisenberg, the Company's Executive Vice President—Real Estate, in connection with income taxes due on restricted stock. As of January 29, 2005 the loan was fully satisfied.

        Mr. Solow, a member of the Company's Board of Directors, is a partner of the law firm Kaye Scholer LLP, which rendered legal services to the Company in 2004 for which the Company incurred fees of $115,000. Kaye Scholer concluded its representation of the Company in 2004, prior to the Company's 2004 Annual Shareholders meeting held in June of 2004.

Employment Agreements

        As founder and Chief Executive Officer of the Company, Robert J. Higgins has been instrumental in the operations of the Company. During fiscal 2004, Mr. Higgins was employed as Chief Executive Officer and President of the Company pursuant to an employment agreement that is in effect until April 30, 2008, unless earlier terminated pursuant to its terms. Pursuant to its terms, Mr. Higgins earns a minimum annual salary of $1,200,000, with annual increases based on performance, as determined by the Compensation Committee, provided however that such increase shall not be less than the percentage amount, if any, by which the Consumer Price Index for All Urban Consumers (the "CPI") for all items for New York, New York as of April exceeds the CPI for the previous April. Effective May 1, 2005, Mr. Higgins' annual salary will be adjusted based on the year over year percentage increase in the CPI for the month of April. Mr. Higgins is reimbursed for two club memberships and is entitled to payment of or reimbursement for life insurance premiums of an amount which has an annual net after tax cost to the Company of up to $150,000 per year on insurance policies for the benefit of persons designated by Mr. Higgins. In addition, the Company must provide Mr. Higgins with an automobile and Mr. Higgins is eligible to participate in the Company's executive bonus plan, health and accident insurance plans, stock option plans and in other fringe benefit programs adopted by the Company for the benefit of its executive employees. For the fiscal year ended January 29, 2005, Mr. Higgins received $900,000 in incentive compensation under the employment agreement.

        In the event of a change in control of the Company, Mr. Higgins may elect to serve as a consultant to the Company at his then current compensation level for the remainder of the term of the Employment Agreement or elect to receive 2.99 times his annual compensation in the most recently completed fiscal year. The employment agreement provides for no further compensation to Mr. Higgins if he is terminated for cause, as defined therein.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        Compensation and Purpose of the Compensation Committee.    The Company's Compensation Committee (the "Committee") was comprised during fiscal 2004 of three non-employee Directors of the Company. Mr. Cohen was added to the Compensation Committee upon his appointment to the Board.    It is the Company's policy to constitute the Committee with Directors that qualify as outside Directors under Section 162(m) of the Internal Revenue Code.

        The Committee's purpose is to hire, develop and retain the highest quality managers possible. It is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and stock option plans. Our decisions concerning the specific compensation elements and total compensation paid or awarded to senior executive officers, including the chief executive officer were made after consultation with an executive compensation expert. We also considered the balance between incentives for long-term and short-term performance, compensation paid to the executive's peers and the total compensation potentially payable to, and all of the benefits accruing to, the executive, including (1) supplemental executive pension plan benefits, (2) accumulated potential value of prior equity-based grants, and (3) the amount and type of perquisites. Specific decisions involving total senior executive officer compensation were based upon the Committee's judgment about the individual executive's performance and potential future contributions—and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term shareowner value.

        Compensation Philosophy and Overall Objectives.    The components of the executive compensation program are salary, annual incentive awards and stock options. This program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability; and (3) align the long-term interests of management with the interests of shareholders by encouraging executive ownership of Common Stock.

Salary and Annual Incentive Compensation

        Salaries.    The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to attract the types of executives needed to manage the business. Annual salary recommendations for the Company's executive officers (other than the Chief Executive Officer) are made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations. Factors such as increased management responsibility and achievement of operational objectives are considered, but not formally weighted, in determining an increase. The Committee believes that it must keep the base pay component competitive to continue to attract competent management.

        Annual Performance Incentives.    Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of the Company against predetermined targets.

        For 2004, the Committee established as the principal goal a targeted level of operating income before bonuses would be paid to executive officers. Each named executive officer was eligible to earn from 17.5% to 150% of his salary in incentive payments if the targets were achieved by the Company. Below a certain target level no incentives were to be paid. Because the Company's operating income exceeded predetermined targets, each of the named executives received annual incentive payments as outlined in the "SUMMARY COMPENSATION TABLE."

Long-Term Incentives

        The Committee uses a broad-based equity plan, with over 500 participants, as the principal long-term incentive for executives. The equity plan is designed to encourage executive officers to become shareholders and to achieve meaningful increases in shareholder value. The Committee normally grants stock options to executive officers annually. The level of stock option grants is determined using a matrix that considers the executive's position, salary level, and performance as measured by the individual's performance rating.

        The Company also has a restricted stock plan which the Committee may use to grant awards of Common Stock to officers and other key employees of the Company. The Committee believes that the Company's long-term goals are best achieved through long-term stock ownership. The level of awards is granted at the discretion of the Committee.

Chief Executive Officer's Compensation

        The Chief Executive Officer was compensated in fiscal 2004 pursuant to an employment agreement, approved by the Committee, which will be in effect through April 30, 2008. The Chief Executive Officer's base annual compensation, pursuant to the agreement, is $1,200,000 with annual increases based on performance, as determined by the Committee, provided however that such increase shall not be less than the percentage amount, if any, by which the Consumer Price Index for All Urban Consumers (the "CPI") for all items for New York, New York as of April exceeds the CPI for the previous April. The agreement provides for participation in the management bonus plan at a level of 0% to a maximum of 150% of his salary if certain targets are achieved by the Company. Because the Company's operating income exceeded predetermined targets, the Chief Executive Officer received an annual incentive payment as outlined in the "SUMMARY COMPENSATION TABLE."

Deductibility of Compensation Expenses

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for its Chief Executive Officer or any of its four other highest paid executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Committee believes that it is necessary to pay salaries that are competitive within the industry and geographic region in order to continue to attract the types of executives needed to manage the business. Executive compensation is structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.

Compensation Committee Interlocks and Insider Participation

        There were no compensation committee interlocks during fiscal 2004. None of the Committee's members was an officer or employee of the Company, a former officer of the Company, or a party to any relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee of the Board of Directors

Martin E. Hanaka, Chairman
Mark A. Cohen
George W. Dougan
Isaac Kaufman

Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee and the performance graph below shall not be incorporated by reference to such filings.

Executive Officers and Compensation

        The Company's executive officers (other than Mr. Higgins whose biographical information is included under "Election of Directors" herein) are identified below. At year end, four officers met the definition of "executive officer" under applicable regulations for the fiscal year 2004, including the Chief Executive Officer. Executive officers of the Company currently hold the same respective positions with Record Town, Inc., the Company's wholly-owned subsidiary through which all retail operations are conducted.

Bruce J. Eisenberg has been Executive Vice President of Real Estate at the Company since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named Senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

Fred L. Fox has been Executive Vice President of Merchandising and Marketing at the Company since February 2002. Prior to joining Trans World, Mr. Fox held several key executive level positions within OfficeMax and Montgomery Ward as well as various management positions within Circuit City Incorporated, Target Stores and Fischer Scientific Company, LLC.

John J. Sullivan has been Executive Vice President, Secretary and Chief Financial Officer of the Company since May 2002. Mr. Sullivan joined the Company in June 1991 as the Corporate Controller and was named Vice President of Finance and Treasurer in June of 1994, Senior Vice President of Finance, Treasurer and Chief Financial Officer in May 1995 and Executive Vice President, Treasurer and Chief Financial Officer in May 2001. Prior to joining the Company, Mr. Sullivan was Vice President and Controller for Ames Department Stores, a discount department store chain.

        The summary compensation table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and each of the three executive officers of the Company whose cash compensation for that year exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
		Annual Compensation
						Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)				All Other Compensation ($)
Robert J. Higgins	2004	1,200,000	900,000	171,201	(1)	—	550,000	6,681	(4)
Chairman and Chief	2003	1,116,000	1,674,000	160,479	(1)	—	1,000,000	6,323	(4)
Executive Officer	2002	1,066,000	—	201,974	(1)	—	550,000	6,670	(4)
Bruce J. Eisenberg	2004	327,500	132,000	—	(2)	—	60,000	12,767	(4)
Executive Vice President—	2003	317,625	320,000	—	(2)	—	150,000	6,061	(4)
Real Estate	2002	307,875	—	—	(2)	—	60,000	5,457	(4)
Fred L. Fox	2004	317,500	128,000	—	(2)	—	60,000	923	(4)
Executive Vice President—	2003	307,500	310,000	75,096	(3)	—	150,000	—
Merchandising and Marketing	2002	280,385	—	—	(2)	—	150,000	—
John J. Sullivan	2004	332,577	132,000	—	(2)	—	60,000	12,767	(4)
Executive Vice President, Secretary	2003	321,207	320,000	—	(2)	—	150,000	6,283	(4)
and Chief Financial Officer	2002	307,875	—	—	(2)	—	60,000	5,815	(4)

(1)
"Other Annual Compensation" in fiscal 2004, 2003 and 2002 for Mr. Higgins includes $150,000, $150,000, and $154,755, respectively, in payments for, or reimbursement of, life insurance premiums made on behalf of Mr. Higgins or his beneficiaries, pursuant to his employment agreement.

(2)
"Other Annual Compensation" for the named executive was less than $50,000 and also less than 10% of the total annual salary and bonus reported.

(3)
"Other Annual Compensation" for the named executive was for relocation expenses.

(4)
"All Other Compensation" for the named executive consists of employer matching contributions for the 401(k) Savings Plan.

Stock Option Plans

        The Company has six employee stock option plans with an aggregate of 14,800,000 shares (collectively referred to as the "Stock Option Plan"). Stock options are exercisable annually in 4 equal installments, commencing on the first anniversary of the date of the grant. The stock options have a term of ten years. All options granted under the Stock Option Plan may become immediately exercisable upon the occurrence of certain business combinations. The Compensation Committee of the Board of Directors may accelerate or extend the term of any options subject to such terms and conditions as the Compensation Committee deems appropriate. The option exercise price was set at the fair market value (last reported sale price) on the date of grant. The following tables set forth, as to each of the Named Executive Officers, certain information with respect to all options granted or exercised for the fiscal year ended January 29, 2005, under the Stock Option Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning individual grants of stock options made during the fiscal year ended January 29, 2005, to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price Per Share	Expiration Date
					5%	10%
Robert J. Higgins	550,000	42.3%	$10.31	5/1/2014	$5,331,054	$11,847,637
Bruce J. Eisenberg	60,000	4.6%	$10.31	5/1/2014	581,570	1,292,469
Fred L. Fox	60,000	4.6%	$10.31	5/1/2014	581,570	1,292,469
John J. Sullivan	60,000	4.6%	$10.31	5/1/2014	581,570	1,292,469

(1)
These amounts are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's stock price was $12.28 at January 29, 2005, the fiscal year end.

        On May 1, 2003, stock options representing 1,000,000 shares of Common Stock were granted to Mr. Higgins subject to the following vesting arrangement: options representing 500,000 shares will vest over a 4-year period and options representing 500,000 shares will vest pursuant to a 5-year cliff vesting arrangement with a performance accelerator clause. The performance acceleration will apply at such time as Mr. Higgins recommends, and the Board of Directors approves, a successor Chief Executive Officer for Trans World Entertainment Corporation. If a successor Chief Executive Officer is hired before the 5-year cliff vesting is satisfied, the 500,000 shares vest in full.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information concerning each exercise of stock options made during the fiscal year ended January 29, 2005, by each of the Named Executive Officers of the Company, and the value of unexercised stock options held by such person as of January 29, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Robert J. Higgins	—	—	1,737,500/1,862,500	$5,192,250/$10,353,750
Bruce J. Eisenberg	78,000	742,030	353,750/263,750	1,867,438/1,522,113
Fred L. Fox	—	—	75,000/285,000	458,500/1,693,700
John J. Sullivan	195,000	1,879,857	263,750/263,750	904,738/1,522,113

(1)
Calculated on the basis of the fair market value of the underlying securities as of January 29, 2005, minus the exercise price.

Supplemental Executive Retirement Plan

        The Company maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") for certain executive officers of the Company. The SERP, which is unfunded, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount is equal to 50% of the average of the participant's base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. The following table illustrates the total combined estimated annual benefits payable under the Supplemental Executive Retirement Plan:

	Years of Service(1)
Remuneration(2)
	15	20	25	30	35
125,000	21,875	46,875	46,875	46,875	46,875
150,000	26,250	56,250	56,250	56,250	56,250
175,000	30,625	65,625	65,625	65,625	65,625
200,000	35,000	75,000	75,000	75,000	75,000
225,000	39,375	84,375	84,375	84,375	84,375
250,000	43,750	93,750	93,750	93,750	93,750
300,000	52,500	112,500	112,500	112,500	112,500
400,000	70,000	150,000	150,000	150,000	150,000
450,000	78,750	168,750	168,750	168,750	168,750
500,000	87,500	187,500	187,500	187,500	187,500

(1)
For a participant to vest 100%, they must have at least 20 years of service and work with the Company until age 65.

(2)
The compensation levels above are based on the average salary, as provided under the title "Salary" in the Summary Compensation table, for the last five years of employment. If the participant works until age 65, the benefit will be adjusted to include the average of the three largest bonus payouts during the last five years of employment.

        Currently, Robert J. Higgins is a participant in this plan and his salary differs from those used in the compensation table. At his current salary, $1,200,000, Mr. Higgins would receive a benefit of $600,000.

        The following is a table of current participants and their years of credited service:

Participant	Years of Service
Robert J. Higgins	32
Mitch Davis	4
Bruce J. Eisenberg	11
Fred Fox	3
John J. Sullivan	13

        The benefits above are not to subject to any deductions or offset amounts.

FIVE-YEAR PERFORMANCE GRAPH

        The following line graph reflects a comparison of the cumulative total return of the Company's Common Stock from January 31, 2000 through January 29, 2005 with the Nasdaq Index (U.S. Stocks) and with the Nasdaq National Market Retail Trade Stocks index. Because only one of the Company's leading competitors has been an independent publicly traded company over the period, the Company has elected to compare shareholder returns with the published index of retail companies compiled by NASDAQ. All values assume a $100 investment on January 31, 2000, and that all dividends were reinvested.

	2000	2001	2002	2003	2004	2005
Trans World Entertainment Corporation	100	101	86	34	81	136
NASDAQ (U.S.)	100	70	49	34	53	53
NASDAQ Retail Trade Stocks	100	78	91	73	108	130

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company's Directors, executive officers and persons who own more than ten percent of the registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants' provision of information technology and other non-audit services to the Company is compatible with the accountants' independence. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 29, 2005 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended January 29, 2005.

Audit Committee of the Board of Directors

Isaac Kaufman (Chairman)
Michael B. Solow
Dr. Joseph G. Morone
Edmond Thomas

OTHER MATTERS

        Other Items.    Management knows of no other items or matters that are expected to be presented for consideration at the meeting. If other matters properly come before the meeting, however, the persons named in the accompanying proxy intend to vote thereon in their discretion.

        Proxy Solicitation.    The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

        Independent Accountants.    The Board of Directors currently intends to select KPMG LLP as independent accountants for the Company for the fiscal year ending January 28, 2006. KPMG LLP has acted as accountants for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company's accountants since 1985. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and available to make statements to and respond to appropriate questions of shareholders.

        The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

        Before making its recommendation to the Board for appointment of KPMG LLP, the Audit Committee carefully considered that firm's qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee's review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission (the "SEC") against the firm. In this respect, the Audit Committee has concluded that the ability of KPMG LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. The following is a description of the fees billed to the Company by KPMG LLP for fiscal years 2004 and 2003.

        Audit Fees.    Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company's consolidated financial statements and KPMG LLP's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by independent accountants. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company's regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for fiscal years 2004 and 2003 totaled $850,000 and $281,578, respectively. The increase in 2004 fees was primarily related to services in connection with Section 404 of the Sarbanes-Oxley Act of 2002.

        Audit Related Fees.    Audit related services include due diligence and audit services related to employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries for fiscal years 2004 and 2003 totaled $16,000 and $10,000, respectively.

        Tax fees.    Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG LLP for tax related services rendered to the Company and its subsidiaries for fiscal years 2004 and 2003 totaled $263,000 and $127,689, respectively. Deloitte and Touche LLP will be the Company's primary tax advisor in 2005.

        Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company's independent accountants may provide certain non-audit services which do not impair the accountants' independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as non-audit services provided by the Company's independent accountants. This policy is administered by the Company's senior financial management, which reports throughout the year to the Audit Committee.

        Financial Statements.    The Company's 2004 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended January 29, 2005 is being sent concurrently to shareholders. If you have not received or had access to the 2004 Annual Report to Shareholders, you may request a copy by writing to: Trans World Entertainment, Attention: Treasurer, 38 Corporate Circle, Albany, NY 12203, and a copy will be sent to you free of charge.

Item 2. APPROVAL OF THE 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

        The Board of Directors has adopted the 2005 Long Term Incentive and Share Award Plan (the "Plan"), subject to shareholder approval. We now ask the shareholders to approve the adoption of the Plan. The following summary of the Plan is qualified in its entirety by reference to the Plan, which is attached as Appendix A to this Proxy Statement.

        General.    The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and Directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders. The Plan will provide for the grant to eligible employees, consultants and Directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (the "Awards"). An aggregate of 5,000,000 shares of Common Stock have been reserved for issuance under the Plan. In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the Plan will be 1,000,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the Plan with respect to Awards intended to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code") (other than options and SARs) will be 200,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure, as described below. Shares issued pursuant to the Plan will be authorized but unissued shares.

        The Company currently awards stock options and restricted shares to associates through the 1990 Restricted Stock Plan, 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan (the "Current Plans"). As of May 2, 2005, the Company has an aggregate of approximately 1,150,000 shares remaining for future awards under the Current Plans. No further awards will be made pursuant to the Current Plans upon shareholder approval of the Plan.

        Eligibility and Administration.    Directors, Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and Directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the "Committee"). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee Directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and "outside Directors" within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and Directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 8,000 persons are currently eligible to participate in the Plan, but awards are generally limited to approximately 500 upper level associates.

        Awards.    Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

        A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee prior to grant.

        Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

        A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

        Performance shares and performance units will provide for future issuance of shares or payment of cash to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such performance criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

        The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

        If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of preestablished performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating income or operating expense; (8) net income; (9) share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the Plan for any calendar year to any participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,000,000.

        Nontransferability.    Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

        Change of Control.    In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

        Capital Structure Changes.    If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

        Amendment and Termination.    The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

        Effective Date and Term.    The Plan is effective as of June 8, 2005, subject to shareholder approval. Unless earlier terminated, the Plan will expire on the tenth anniversary of the effective date, and no further awards may be granted thereunder after such date.

        Market Value.    The per share closing price of the Common Stock on April 26, 2005 was $65.9 million.

        Federal Income Tax Consequences.    The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

  Stock Options

        In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

        Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

        Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

        If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

        If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

        Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

  Restricted Shares

        A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest", i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

        In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

  SARs and Other Awards

        With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Payment of Withholding Taxes

        The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Plan.

  Deductibility Limit on Compensation in Excess of $1 Million

        Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to each "covered employee" (i.e., the Chief Executive Officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options and SARs granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

        New Plan Benefits.    No benefits have been received or allocated to any employee, consultant or Director under the Plan, and therefore a "New Plan Benefits" table has not been included.

The Board of Directors Recommends a Vote "FOR" the Approval of the 2005 Long Term Incentive and Share Award Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2006 must submit the same in writing so as to be received at the executive offices of the Company on or before January 15, 2006. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals. Proposals should be addressed to John J. Sullivan, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the annual meeting scheduled for June 8, 2005.

                      By Order of the Board of Directors,

                      John J. Sullivan,
                      Secretary

May 11, 2005

APPENDIX A

TRANS WORLD ENTERTAINMENT CORPORATION
2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1.     Purposes.

        The purposes of the 2005 Long Term Incentive and Share Award Plan are to advance the interests of Trans World Entertainment Corporation and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.     Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

        (b)   "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

        (c)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        (d)   "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

        (g)   "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

        (h)   "Company" means Trans World Entertainment Corporation, a corporation organized under the laws of New York, or any successor corporation.

        (i)    "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

        (j)    "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

        (k)   "Eligible Person" means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any Director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, consultant or Director, in connection with his or her hiring or retention prior to the date the employee, consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee, consultant or Director first performs such services.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

        (m)  "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

        (n)   "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

        (o)   "NQSO" means any Option that is not an ISO.

        (p)   "Option" means a right, granted under Section 5(b), to purchase Shares.

        (q)   "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

        (r)   "Participant" means an Eligible Person who has been granted an Award under the Plan.

        (s)   "Performance Share" means a performance share granted under Section 5(f).

        (t)    "Performance Unit" means a performance unit granted under Section 5(f).

        (u)   "Plan" means this 2005 Long Term Incentive and Share Award Plan.

        (v)   "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

        (w)  "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

        (x)   "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (y)   "SAR" or "Share Appreciation Right" means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

        (z)   "Shares" means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

        (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        (bb) "Termination of Service" means the termination of the Participant's employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.     Administration.

        (a)   Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i)    to select Eligible Persons to whom Awards may be granted;

          (ii)   to designate Affiliates;

          (iii)  to determine the type or types of Awards to be granted to each Eligible Person;

          (iv)  to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (v)   to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (vi)  to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (ix)  to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (x)   to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

          (xi)  to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

          (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b)   Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

        (c)   Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        (d)   Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

        (e)   No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4.     Shares Subject to the Plan.

        (a)   Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 5,000,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

        (b)   Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 200,000 Shares during a calendar year to any Eligible Person under this Plan.

        (c)   In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

        (d)   In the event that the Company is a party to a merger or consolidation or a Change of Control shall occur, outstanding Options shall be subject to the agreement of merger or consolidation or other applicable transaction agreement. Such agreement, without the Participants' consent, may provide for: (i) continuation or assumption of such outstanding Option under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of stock options with substantially the same terms for such outstanding Options (and, if the Company is not a publicly traded entity, substitution of option shares with equity of the surviving corporation or its parent with substantially the same terms as the outstanding option shares); (iii) acceleration of the vesting of or right to exercise such outstanding Options immediately prior to or as of the date of the merger or consolidation or Change of Control, and the expiration of such outstanding Options to the extent not timely exercised by the date of the merger, consolidation, Change of Control or other date thereafter designated by the Board; or (iv) cancellation of all or any portion of such outstanding Options by a cash payment of the excess, if any, of the Fair Market Value of the shares subject to such outstanding Options or portion thereof being canceled over the aggregate purchase price with respect to such Options or portion thereof being canceled.

        (e)   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.     Specific Terms of Awards.

        (a)   General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

        (b)   Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

          (i)    Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (ii)   Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

          (iii)  Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons. Unless otherwise set forth by the Committee in an applicable Award Agreement, Options granted hereunder shall become exercisable in full upon a Termination of Service due to the death or Disability of the Participant. Unless otherwise set forth by the Committee in an applicable Award Agreement, a Termination of Service shall be due to the Disability of the Participant if, upon such Termination of Service, the Participant qualifies for long-term disability benefits under the Company's applicable long-term disability plan.

          (iv)  ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

        (c)   SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

          (i)    Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

          (ii)   Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

        (d)   Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

          (i)    Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

          (ii)   Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

          (iii)  Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

          (iv)  Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

        (e)   Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

          (i)    Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

          (ii)   Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

          (iii)  Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect.

        (f)    Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

          (i)    Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

          (ii)   Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

          (iii)  Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

          (iv)  Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

          (v)   Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

        (g)   Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

        (h)   Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.     Certain Provisions Applicable to Awards.

        (a)   Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

        (b)   Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

        (c)   Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant,

maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

        (d)   Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

        (e)   Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.     Performance Awards.

        (a)   Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a "Performance Award") shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).

          (i)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)  Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b).

          (iv)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

          (v)   Maximum Annual Cash Award. The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan for any calendar year to any Eligible Person that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $1,000,000.

        (b)   Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.     Change of Control Provisions.

        (a)   Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

        (b)   Definition of Change of Control. For purposes of this Plan, "Change of Control" shall mean:

          (i)    the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following shall not constitute a Change of Control: (i) such beneficial ownership by a Subsidiary of the Company; (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any or its Subsidiaries; (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and no Person (other than Persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by Robert J. Higgins, members of his immediate family or one or more trusts established for the benefit of such individual or family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members; or

          (ii)   during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii)  consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

          (iv)  consummation of a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

          (v)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

9.     General Provisions.

        (a)   Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

        (b)   No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's, consultant's or director's employment or service at any time.

        (c)   Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

        (d)   Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company's shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

        (e)   No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

        (f)    Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (g)   Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

        (h)   Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

        (i)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York, without giving effect to principles of conflict of laws thereof.

        (k)   Effective Date; Plan Termination. The Plan shall become effective as of June 8, 2005 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

        (l)    Section 409A. It is intended that the plan and Awards issued thereunder will comply with Secton 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

        (m)  Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Trans World Entertainment Corporation	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
The Board of Directors recommends a vote FOR items 1 and 2.
			FOR	AGAINST	ABSTAIN
Item 1—ELECTION OF DIRECTORS Nominees: 01 Martin Hanaka, 02 Isaac Kaufman and 03 Lori Schafer		Item 2—Approval of the 2005 Long Term Incentive and Share Award Plan	☐	☐	☐
FOR	WITHHELD FOR ALL	Item 3—In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.
☐	☐
WITHHELD FOR: (Write that nominee's name in the space provided below).		Plan to Attend Meeting	☐

Signature	Signature	Date

NOTE:	Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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/\    FOLD AND DETACH HERE    /\

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TRANS WORLD ENTERTAINMENT CORPORATION

        The undersigned hereby appoints Robert J. Higgins and John J. Sullivan proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Trans World Entertainment Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 8, 2005 or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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/\    FOLD AND DETACH HERE    /\

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TRANS WORLD ENTERTAINMENT CORPORATION 38 Corporate Circle Albany, New York 12203 (518) 452-1242
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TRANS WORLD ENTERTAINMENT CORPORATION 38 Corporate Circle Albany, New York 12203 (518) 452-1242
PROXY STATEMENT
VOTING SECURITIES
QUORUM AND TABULATION OF VOTES
PRINCIPAL SHAREHOLDERS
Item 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Compensation Committee of the Board of Directors Martin E. Hanaka, Chairman Mark A. Cohen George W. Dougan Isaac Kaufman
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
FIVE-YEAR PERFORMANCE GRAPH
Audit Committee of the Board of Directors Isaac Kaufman (Chairman) Michael B. Solow Dr. Joseph G. Morone Edmond Thomas
Item 2. APPROVAL OF THE 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN
TRANS WORLD ENTERTAINMENT CORPORATION 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN